UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): July 5, 2007

EMVELCO CORP.
(Exact name of registrant as specified in charter)

Delaware	001-12000	13-3696015
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

468 N. Camden Drive, Suite 315, Beverly Hills, CA 90210
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (310) 285-5350

Copies to:
Gregory Sichenzia, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement
Item 2.01    Completion of Acquisition or Disposition of Assets
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 11, 2007, Emvelco Corp. (the “Company”) finalized an Agreement dated as of July 5, 2007 (the “Agreement”) with Emvelco RE Corp., a Nevada corporation (“ERC”). Pursuant to the Agreement, ERC sold and conveyed to the Company, three (3) real estate properties (collectively, the “Properties”) presently under construction as follows:

a)	That certain property which has the address of 347 N. Laurel Avenue, Los Angeles, California 90048 (the “Laurel Property”);

b)	That certain property which has the address of 360 N. Harper Avenue, Los Angeles, California 90048 (the “Harper Property”); and

c)	That certain property which has the address of 435 N. Edinburgh Avenue, Los Angeles, California 90048 (the “Edinburgh Property”).

The Properties were acquired by the Company “as is, where is”, pursuant to All-Inclusive Purchase Money Deeds of Trust with Assignment of Rents for the total consideration of $5.6 million as follows:

ERC shall transfer and convey the Laurel Property to the Company pursuant to that certain All-Inclusive Purchase Money Deed of Trust with Assignment of Rents dated as of July 5, 2007 in consideration of securing indebtedness in the principal amount of $1,850,000.

ERC, shall transfer and convey the Harper Property to the Company pursuant to that certain All-Inclusive Purchase Money Deed of Trust with Assignment of Rents dated as of July 5, 2007 in consideration of securing indebtedness in the principal amount of $1,900,000.

ERC shall transfer and convey the Edinburgh Property to the Company pursuant to that certain All-Inclusive Purchase Money Deed of Trust with Assignment of Rents dated as of July 5, 2007 in consideration of securing indebtedness in the principal amount of $1,850,000.

Each of the All-Inclusive Purchase Money Deeds of Trust (“AIDT”) wraps around the existing encumbrances on each of the Properties, respectively; therefore, the Company is not required to fund cash upon closing. Each of the AIDTs provide for repayment of the indebtedness evidenced by ERC’s All Inclusive Promissory Notes which shall be due and payable on August 5, 2010 or upon sale of the Properties (whichever occurs first). In addition, the All-Inclusive Deeds of Trust as set forth above are subject and subordinate to those certain Deeds of Trust recorded in the name of East West Bank.

The Company has agreed to complete construction on all three Properties.

The Board of Directors of the Company has approved the Agreement and ratified the transactions thereunder.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
10.1	Agreement
10.2	All-Inclusive Purchase Money Deeds of Trust with Assignment of Rents - Edinburgh Avenue
10.3	All-Inclusive Purchase Money Deeds of Trust with Assignment of Rents - Harper Avenue
10.4	All-Inclusive Purchase Money Deeds of Trust with Assignment of Rents - Laurel Avenue

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMVELCO CORP.

By:	/s/ YOSSI ATTIA
Name: Yossi Attia
Title: Chief Executive Officer

Date:    July 12, 2007
 Beverly Hills, California